CERTIFICATE OF MERGER

                                OF SITI-II, INC.

                                  WITH AND INTO

                                  TROPIA, INC.

     In accordance with Section 251 of the General Corporation Law of the State of Delaware, the undersigned Corporation hereby certifies the following:

     1. Pursuant to the Merger and Business Development Agreement dated as of June 23, 1999 (the "MERGER AGREEMENT"), by and among Spectrum Information Technologies, Inc., a Delaware corporation doing business as Siti-Sites.com ("SITI"), SITI-II, Inc., a Delaware corporation and a wholly-owned subsidiary of SITI, Tropia, Inc., a Delaware corporation ("TROPIA"), Red Hat Productions, Inc., a New York corporation ("RED HAT"), and the individuals named therein, SITI-II, Inc. merged with and into Tropia (the "MERGER"), effective on the date of filing of this Certificate with the Secretary of State of the State of Delaware (the "EFFECTIVE DATE").

     2. SITI-II is a business corporation incorporated in the State of Delaware.

     3. Tropia is a business corporation incorporated in the State of Delaware.

     4. The Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of SITI-II, Tropia and SITI in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     5. Tropia shall be the surviving corporation from and after the Effective Date of the Merger.

     6. The corporate name of Tropia shall remain unchanged and shall be the corporate name of the surviving corporation.

     7. The Certificate of Incorporation of Tropia as in effect on the Effective Date shall become the Certificate of Incorporation of the surviving corporation.

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     8.   The executed Merger Agreement is on file at an office of the surviving corporation and may be obtained or viewed by contacting Jon Gerber, Executive Vice President, at P.O. Box 1006, New York, New York 10268.

     9. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of SITI-II or Tropia.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed and sealed by its duly authorized representative as of the 23rd day of June, 1999.

                                   TROPIA, INC.


                                   By:_________________________
                                   Name:
                                   Title: